UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2010

Regal Entertainment Group

(Exact name of registrant as specified in its charter)

Delaware	001-31315	02-0556934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K relating to the Amended DCIP LLC Agreement and the Equipment Contribution Agreement (each as defined below) is incorporated herein by reference.

Item 8.01 Other Events.

On February 12, 2007, Regal Entertainment Group (the “Company”), through its wholly owned subsidiary Regal/DCIP Holdings, LLC, a Delaware limited liability company (“Regal/DCIP”), along with Cinemark Media, Inc., a Delaware corporation (“Cinemark”) and American Multi-Cinema, Inc., a Missouri corporation (“AMC” and, collectively with Regal/DCIP and Cinemark, the “Members”) formed Digital Cinema Implementation Partners, LLC, a Delaware limited liability company (“DCIP”), as a joint venture to create a financing model and establish agreements with major motion picture studios for the implementation of digital cinema (the “Digital Implementation”) and to provide for the management of maintenance programs, monitoring of systems and content delivery and continuing software support for the Members, as each relates to the Digital Implementation.

On March 10, 2010, DCIP completed the execution and delivery of certain definitive agreements and related financing transactions (the “Financing”) in connection with the Digital Implementation.  Concurrent with closing of the Financing, Regal/DCIP entered into an Equipment Contribution Agreement, as more fully described below (the “Equipment Contribution Agreement”), and the amended and restated limited liability company agreement of DCIP, as more fully described below (the “Amended DCIP LLC Agreement”).  The Financing is expected to cover the cost of conversion for approximately 70% of the Company’s screens.  The Company expects to outfit all of its screens with digital projection systems, with approximately 1,500 screens being digital 3D capable, with the conversion of the Company’s entire circuit within approximately three to four years.

A copy of the press release dated March 10, 2010 is attached hereto and incorporated herein by reference.

Amended DCIP LLC Agreement

On March 10, 2010, the Members executed the Amended DCIP LLC Agreement to accommodate certain transactions required under the Financing.  Pursuant to such amendment, Regal/DCIP made an additional capital contribution to DCIP totaling $40,768,500.  Under the terms of the Amended DCIP LLC Agreement, the Members may make optional capital contributions from time to time.  However, if, during any contribution period, it is determined that the Company’s projected optional capital contribution amount, as it relates to any installed or committed equipment in furtherance of the Digital Implementation, is less than the actual optional contribution amount, Regal/DCIP shall be required to make an additional capital contribution.

Equipment Contribution Agreement

On March 10, 2010, Regal/DCIP entered into the Equipment Contribution Agreement with DCIP, Kasima, LLC, a Delaware limited liability company and related party to the Company (“Kasima”), Kasima Parent Holdings, LLC, a Delaware limited liability company, parent company of Kasima, and wholly owned subsidiary of DCIP (“Kasima Parent”), and Kasima Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Kasima Parent (“Kasima Holdings”), pursuant to which, Regal/DCIP indirectly contributed to Kasima, through a direct contribution to DCIP (such contribution as set forth on Exhibit A to the Amended DCIP LLC Agreement), certain digital projection systems equipment, totaling $12,688,565 (the “Contributed Equipment”).  Regal/DCIP will lease the Contributed Equipment from Kasima in furtherance of the Financing.  Pursuant to the Equipment Contribution Agreement, Regal/DCIP agreed to indemnify DCIP, Kasima Parent, Kasima Holdings and Kasima from and against certain liabilities.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release, dated March 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: March 16, 2010	By:	/s/ Peter B. Brandow
	Name:	Peter B. Brandow
	Title:	Exec. VP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release, dated March 10, 2010.